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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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Date of Report (Date of earliest event reported):    July 3, 2001




                     BUILDING MATERIALS HOLDING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)







     DELAWARE                    000-19335                      91-1834269
(State or Other              (Commission File                (I.R.S. Employer
Jurisdiction of                   Number)                 Identification Number)
 Incorporation
or Organization)

                             ONE MARKET PLAZA
                            STEUART TOWER #2650
                      SAN FRANCISCO, CALIFORNIA 94105
            (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (415) 227-1650


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On July 3, 2001, Building Materials Holding Corporation, a Delaware corporation (the "REGISTRANT"), acquired the remaining 51% interests not owned by Registrant and Registrant's wholly-owned subsidiary, BMC Framing, Inc., a Delaware corporation ("Framing"), in three related businesses: (1) Knipp Brothers Industries, LLC, a Delaware limited liability company ("INDUSTRIES");
(2) KBI Distribution, LLC, a Delaware limited liability company ("DISTRIBUTION"); and (3) KB Industries Limited Partnership, a California limited partnership ("PARTNERSHIP") ("KB"). Partnership, Industries and Distribution (collectively, the "BUSINESSES") are primarily engaged in the business of acquiring lumber and framing residential houses with operations in Arizona, California and Nevada.

     Industries  was formed in  December  1998 by its  original  members,  Knipp
Brothers, Inc, an Arizona corporation ("KBI") and Lawrence W. Knipp, an individual. On May 1, 1999, Registrant purchased a 49% interest in Industries, through Framing.

     Distribution was formed in December 1999. Thereafter, KBI and Framing contributed capital to Distribution, resulting in Framing owning a 49% interest in Distribution.

     Partnership  was formed in October  1999, by its three  original  partners:
Framing, LWK Management Company, Inc., a Nevada corporation ("LWK"), and L&H Partners Limited Partnership, a Nevada limited partnership ("L&H"). Both LWK and L&H are affiliates of KBI. In January 2000, Framing contributed capital in exchange for a 49% limited partnership interest in Partnership, with L&H then holding a 1% limited partnership interest and LWK then holding a 1% general partnership interest and a 49% limited partnership interest in Partnership.

     In May 2001, Framing gave notice of exercise of certain contractual rights under the operating agreements of Industries and Distribution and the partnership agreement of Partnership to require each of the Businesses to redeem, in a series of related transactions (collectively, the "REDEMPTIONS"), the membership and partnership interests not then held by Framing (the "REMAINING INTERESTS").

     The Registrant and Framing, directly and indirectly, acquired the Remaining Interests for a total initial consideration of approximately $35.7 million in cash obtained from its existing credit facilities and working capital generated by operations. The total redemption amount is subject to possible future adjustments as provided in the Redemption Agreement. Such adjustments, if any, would be completed by October 31, 2001. These adjustments relate to inventory, accounts receivable, utilities and other miscellaneous items. Combined financial statements for the Businesses were filed with Registrant's Form 10-K for the year ended December 31, 2000. Pro forma financial statements are not required to be filed pursuant to Item 7 of Form 8-K.

     The Redemptions occurred on July 3, 2001, pursuant to a Redemption Agreement, by and among KBI, Framing and Industries and the Agreement on Transfer of General Partner and Limited Partner Interests by and among KB, LWK, L&H, BMHC and Framing. As a result of the Redemptions, the Registrant and its subsidiaries now holds a 100% interest in each of the

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three  Businesses.   Registrant  currently  plans  to  merge  Distribution  into
Industries, and continue the existing operations of Industries and Partnership.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

               2.1 Redemption Agreement, dated as of July 3, 2001, by and among Industries, Framing and Knipp Brothers, Inc.

               2.2 Transfer of Limited Liability Company Membership Interest dated July 3, 2001.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as July 16, 2001.

                  BUILDING MATERIALS HOLDING
                  CORPORATION


                  By: /s/ ELLIS C.  GOEBEL
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                      Ellis Goebel, Senior Vice President, Finance and Treasurer